AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER
9, 2000

                                       REGISTRATION NO. 333-44029


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                       ==================

                 POST-EFFECTIVE AMENDMENT NO. 1
                           TO FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                       ==================

                         RES-CARE, INC.
     (Exact name of registrant as specified in its charter)


          KENTUCKY                            61-0875371
(State or other jurisdiction              (I.R.S. Employer
       of incorporation)                Identification Number)

                     10140 LINN STATION ROAD
                   LOUISVILLE, KENTUCKY 40223
                         (502) 394-2100
  (Address, including zip code, and telephone number, including area code,
          of registrant's principal executive offices)

                       ==================

                         RONALD G. GEARY
              PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         RES-CARE, INC.
                     10140 LINN STATION ROAD
                   LOUISVILLE, KENTUCKY 40223
                         (502) 394-2100
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           COPIES TO:

                       C. Edward Glasscock
                        Alan K. MacDonald
                   Brown, Todd & Heyburn, PLLC
                     400 West Market Street
                           32nd Floor
                 Louisville, Kentucky 40202-3356

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                           STATEMENT.

   If the only securities being registered on this Form are being offered  pursuant  to  dividend or interest  reinvestment  plans,
please check the following box.    /   /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement from the
same offering.   /   /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the
earlier registration statement for the same offering.  /   /

    If delivery of the prospectus is expected to be made pursuant
to Rule 434, please check the following box.  /   /

  Title of Each                           Proposed Maximum       Proposed Maximum
Class of Securities         Amount        Aggregate Price           Aggregate           Amount of
 To Be Registered       To Be Registered      Per  Unit          Offering Price     Registration Fee(1)
-------------------------------------------------------------------------------------------------------
6% Convertible           $109,360,000            100%              $109,360,000         $33,139.39
Subordinated
Notes Due 2004
-------------------------------------------------------------------------------------------------------

Common Stock                  (2)                 --                      --                 --
no par value per share

=======================================================================================================

<F1>
(1)Calculated  pursuant to Rule 457(i) under the  Securities  Act of 1933, as amended.
<F2>
(2)Such indeterminate number of shares of Common Stock as may  be issuable  upon  conversion  of  the
   Convertible  Subordinated Notes  registered hereunder, including such shares as  may  be
   issuable  pursuant to antidilution adjustments.   Pursuant to Rule 457(i),  no  registration  fee
   is  required  for  these shares.

    THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE
IN ACCORDANCE WITH SECTION 8(A)OF THE SECURITIES  ACT  OF  1933.
================================================================


     The Registrant, Res-Care, Inc., has filed this amendment to remove from registration the $209,360,000 principal amount of its 6% Convertible Subordinated Notes Due 2004 and the shares of its common stock issuable upon the conversion of those Notes covered by this registration statement (together, the "Registered Securities"). Under the terms of a Registration Rights Agreement dated November 21, 1997, by and between the Registrant, NationsBanc Montgomery Securities, Inc., J.C. Bradford & Co., L.L.C. and Equitable Securities Corporation, the Company agreed to use all reasonable efforts to register the Registered Securities for resale by the holders of the Registered Securities and to keep this Registration Statement effective for a period of two years from its effective date. That two-year period expired January 30, 2000.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement  to  be  signed  on  its  behalf  by  the  undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on October 4, 2000.

                              RES-CARE, INC.


                              By:  /s/ Ronald  G. Geary
                                   Ronald G. Geary, President and
                                   Chief Executive Officer

              SIGNATURE PAGE AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                  Capacity                        Date


*James R. Fornear          Chairman of the Board           October 4, 2000
James R. Fornear           of Directors

/s/ Ronald G. Geary        Chief Executive Officer,        October 4, 2000
Ronald G. Geary            President and Director


/s/ E. Halsey Sandford     Senior Executive and Director   October 4, 2000
E. Halsey Sandford

*Spiro B. Mitsos           Secretary, Treasurer            October 4, 2000
Spiro B. Mitsos            and Director

/s/Ralph B. Gronefeld, Jr. Executive Vice President        October 4, 2000
Ralph B. Gronefeld, Jr.    of Finance and Administration
                           and Chief Financial Officer

*Seymour L. Bryson         Director                        October 4, 2000
Seymour L. Bryson

*W. Bruce Lunsford         Director                        October 4, 2000
W. Bruce Lunsford


                           Director                        October __, 2000
Olivia F. Kirtley


                           Director                        October __, 2000
Vincent D. Pettinelli



*/s/Ronald G. Geary
Ronald  G.  Geary   as  attorney-in-fact  for  the named
individual  pursuant to power of attorney previously  filed  with this registration statement.